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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-25643) of our report dated February 21, 2000 relating to the consolidated financial statements of Redwood Trust, Inc., and our report dated February 21, 2000 relating to the consolidated financial statements of RWT Holdings, Inc., which appear in Redwood Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/S/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PricewaterhouseCoopers LLP

San Francisco, California
March 2, 2001